EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. 1350

In connection with the Form 10-K (the “Report”) of Ferro Corporation (the “Company”) for the period ending December 31, 2011, I, James F. Kirsch, Chairman, President and Chief Executive Officer of the Company, certify that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/   James F. Kirsch

James F. Kirsch

Chairman, President and Chief Executive Officer

Date: February 28, 2012